Exhibit 3.1

ALLY FINANCIAL INC.

SECOND AMENDED AND RESTATED BYLAWS

December 7, 2022

ALLY FINANCIAL INC. SECOND AMENDED AND RESTATED BYLAWS

ARTICLE I. OFFICES

A.

Registered Office. The registered office of Ally Financial Inc. (the Corporation) is the office of The Corporation Trust Company, which is located at 1209 Orange Street, Wilmington, New Castle County, Delaware.

B.

Other Offices. The Corporation’s principal office is located at 500 Woodward Avenue, Detroit, Michigan 48226 or another location as determined by the Corporation’s board of directors (the Board). The Board may at any time establish other offices at any place or places, inside or outside the State of Delaware.

C.	Location of Corporate Books and Records. The books and records of the Corporation may be kept, subject to the Delaware General Corporation Law (the DGCL), inside or outside the State of Delaware.

ARTICLE II. STOCK, TRANSFER, DIVIDENDS, AND STOCKHOLDER MEETINGS

A.

Authorized Stock. The authorized classes and shares of stock of the Corporation are stated in the Corporation’s Amended and Restated Certificate of Incorporation (as modified from time to time, the Certificate of Incorporation).

B.

Uncertificated Stock. Stock of the Corporation is issued in uncertificated form, but if directed by the Board, the Corporation will issue one or more certificates of common or preferred stock to a stockholder of record representing the shares of stock held by that stockholder.

C.	Transfer of Stock. Common stock of the Corporation is transferable.

1.	Transfer Instructions. The Corporation will effect a transfer of common stock only upon instructions received from the stockholder of record or that stockholder’s authorized designee.

2.	Validity. No transfer of common stock is valid against the Corporation for any purpose until properly recorded in the Corporation’s stock register.

D.

Dividends. Dividends on common stock of the Corporation will be paid if, as, and when declared by the Board, and dividends on each series of preferred stock of the Corporation will be paid in accordance with their respective certificates of designation.

E.	Stockholder Meetings.

1.

Annual Meeting. The annual meeting of common stockholders will be held on the date and at the place (if any) and time determined by the Board or the Corporation’s Chief Executive Officer (the Chief Executive Officer), subject to applicable legal requirements. As used in these Bylaws, references to applicable law or applicable legal requirements (and their correlative terms) include any applicable requirements under the Certificate of Incorporation, these Bylaws, and any applicable law or rule or regulation of any governmental authority or of any national securities exchange or similar body overseeing any trading market on which shares of the Corporation are traded.

2.

Special Meetings. The Board or the Chief Executive Officer may call special meetings of stockholders from time to time. Subject to these Bylaws, the Secretary of the Corporation (the Secretary) will call a special meeting of common stockholders at the request or requests in proper written form (each, a Special Meeting Request and, collectively, the Special Meeting Requests) of holders of record with an aggregate net long position equal to at least 25 percent of the outstanding common stock of the Corporation entitled to vote on the matter or matters to be brought before the proposed special meeting (the Requisite Percentage).

a.

For purposes of calculating the Requisite Percentage or the Minimum Number (as defined in Section II.E.14.c), the net long position (and its correlative terms) of a stockholder (which will include shares held in the name of a nominee or other intermediary so long as such stockholder retains the right to instruct how the shares are voted with respect to the election of directors and possesses full economic interest in the shares) means those shares of common stock of the Corporation as to which such stockholder possesses (i) full power to vote or direct the voting, (ii) full economic interest (including the right to profits and the risk of loss) and full investment rights, and (iii) full power to dispose of or direct the disposition. The number of shares calculated in accordance with clauses (i), (ii), and (iii) will not include any shares (x) sold by such stockholder or any of its affiliates in any transaction that has not been settled or closed, (y) borrowed by such stockholder or any of its affiliates for any purposes or purchased by such stockholder or any of its affiliates pursuant to an agreement to resell or subject to any other obligation to resell to another person, or (z) subject to any option, warrant, forward contract, swap, contract of sale, or other derivative or similar instrument, agreement, arrangement, or understanding (including any short sale or other offsetting transaction), regardless of whether any such arrangement is to be settled with shares of common stock of the Corporation or with cash based on the notional amount of shares subject thereto, in any such case which has, or is intended to have, or if exercised would have the purpose or effect of (1) reducing in any manner, to any extent, or at any time in the future, such stockholder’s or any of its affiliates’ full rights to vote or direct the voting of any such shares, (2) hedging, offsetting, or altering in any manner, to any extent, or at any time in the future, any gain or loss arising from the full economic ownership of such shares by such stockholder or any of its affiliates, or (3) disposing or directing, in any manner, to any extent, or at any time in the future, the disposition of any such shares. A person will be deemed to continue to have a net long position in shares during any period in which the person has loaned such shares, provided that the person has the power to recall such loaned shares on five (or less) business days’ notice, and has delegated any voting power by means of a proxy, power of attorney, or other instrument or arrangement which is (to the extent any voting power has been delegated) revocable at any time by the person. As used in these Bylaws, references to person (and its correlative terms) include any individual or any corporation, partnership, unincorporated association, or other entity.

b.

A Special Meeting Request must be signed and dated by each common stockholder of record (provided that if the record holder is not the signatory to the Special Meeting Request, such Special Meeting Request will not be valid unless documentary evidence of such signatory’s authority to execute the Special Meeting Request on behalf of the record holder is supplied to the Secretary at the time such Special Meeting Request is received (or within 10 business days thereafter)) requesting the special meeting (each, a Requesting Stockholder), must comply with this Section II.E.2 and Section II.E.3, and must include (i) a statement of the specific purpose or purposes of the special meeting and the matters proposed to be conducted at the special meeting, the text of any proposal or other proposed item of business (including the text of any resolutions proposed for consideration), (ii) the information required by Section II.E.3.c, (iii) the calculation of the Requesting Stockholders’ net long position, including the number of shares held of record and disclosure of any transaction, instrument, agreement, arrangement, or understanding described in Section II.E.2.a that impacts the calculation of such net long position, (iv) an agreement by the Requesting Stockholders and the beneficial owners, if any, on whose behalf the Special Meeting Request is being made (unless and until such Special Meeting Request is revoked) to notify the Secretary of any reduction in such net long position prior to the meeting date (x) within 10 business days following the record date for the meeting in the case of a reduction during the period from the Delivery Date through such record date, (y) by the eighth business day prior to the meeting date, in the case of a reduction during the period from the record date through the tenth business day prior to the meeting date, and (z) promptly following such change in the case of any reduction thereafter, and otherwise to provide the Corporation with such additional information as it may reasonably request, and (v) an acknowledgement by the Requesting Stockholders and the beneficial owners, if any, on whose behalf the Special Meeting Request is being made that any reduction in such Requesting Stockholders’ net long position at any time prior to the special meeting will constitute a revocation of such Special Meeting Request with respect to such reduction; provided, that if the Requesting Stockholders are not the beneficial owners of the common shares representing an aggregate net long position of at least the Requisite Percentage, then to be valid, the Special Meeting Request must also include documentary evidence (or, if not simultaneously provided with the Special Meeting Request, such documentary evidence must be delivered to the Secretary within 10 business days after the date on which the Special Meeting Request is delivered to the Secretary) that the beneficial owners on whose behalf the Special Meeting Request is made beneficially own common shares representing an aggregate net long position of at least the Requisite Percentage as of the date on which such Special Meeting Request is delivered to the Secretary. In addition, the Requesting Stockholders and the beneficial owners, if any, on whose behalf the Special Meeting Request is being made must promptly provide any other information reasonably requested by the Corporation. For purposes of this Section II.E.2, Delivery Date means the earliest date on which valid, unrevoked Special Meeting Requests representing an aggregate net long position of at least the Requisite Percent have been delivered to the Secretary in accordance with these Bylaws.

c.	Notwithstanding anything to the contrary in these Bylaws, the Board may submit its own proposal or proposals or other items of business for consideration at any special meeting.

d.

Notwithstanding the other provisions of this Section II.E.2, a special meeting requested by common stockholders will not be called or held if (i) the Special Meeting Request does not comply with this Section II.E.2, (ii) the Special Meeting Request relates to an item of business that is not a proper subject for stockholder action under applicable law, (iii) the Special Meeting Request is received by the Secretary during the period commencing 90 calendar days prior to the first anniversary of the date of the immediately preceding annual meeting of common stockholders and ending on the date of the next annual meeting, (iv) an annual or special meeting of common stockholders that included an identical or substantially similar item of business (Similar Business) was held not more than 120 calendar days before the Special Meeting Request was received by the Secretary, (v) the Board has called or calls for an annual or special meeting of common stockholders to be held within 90 calendar days after the Special Meeting Request is received by the Secretary and the items of business to be conducted at such meeting include the Similar Business, or (vi) the Special Meeting Request was made in a manner that involved a violation of Regulation 14A under the Securities Exchange Act of 1934 (as amended from time to time, the Exchange Act) or any successor rule or other applicable law. For purposes of this Section II.E.2.d, the nomination, election, or removal of directors will be deemed to be Similar Business with respect to all items of business involving the nomination, election, or removal of directors, changing the size of the Board, or filling of vacancies or newly created directorships resulting from any increase in the authorized number of directors. The Board will determine in its sole discretion whether the requirements set forth in this Section II.E.2.d have been satisfied.

e.

In determining whether a special meeting of common stockholders has been requested by the record holders of common shares representing an aggregate net long position of at least the Requisite Percentage, multiple Special Meeting Requests delivered to the Secretary will be considered together only if (i) each Special Meeting Request identifies substantially the same purpose or purposes of the special meeting and substantially the same matters proposed to be acted on at the special meeting (in each case as determined by the Board in its sole discretion), and (ii) such Special Meeting Requests have been dated and delivered to the Secretary within 60 calendar days of the earliest dated Special Meeting Request.

f.

Any special meeting of stockholders will be held on the date, at the time, and for the purpose or purposes stated in the notice of the meeting (including any supplement thereto) or otherwise properly brought before the special meeting by or at the direction of the Board, in all cases subject to any rules, rulings, and procedures adopted by the Board or the chairperson of the meeting, as applicable. The Board may postpone fixing the time and date of a special meeting requested by stockholders in order to allow the Board or the Secretary, as applicable, to determine the validity of such request; provided, that if such request is determined to be valid, then the Board will fix the date of such special meeting to be no later than 90 calendar days after such determination.

g.

A Requesting Stockholder may revoke a Special Meeting Request at any time by written revocation delivered to the Secretary, and if following such revocation there are not valid, unrevoked Special Meeting Requests representing an aggregate net long position of at least the Requisite Percentage, the Board may, in its sole discretion, cancel the special meeting. If none of the Requesting Stockholders appears or sends a qualified representative to present an item of business as specified in the Special Meeting Request, the Corporation need not present such item of business for consideration or a vote at such special meeting.

h.

For purposes of this Section II.E.2, Section II.E.3, and Section II.E.14, a qualified representative means an individual (i) who is (x) a duly authorized officer, manager, or partner of the absent stockholder or (y) another individual who is duly authorized to act as the absent stockholder’s agent in a writing signed or an electronic transmission sent by the absent stockholder and delivered to the Secretary by the absent stockholder and (ii) who produces to the Secretary at the stockholder meeting appropriate evidence of the person’s qualification and due authorization and a valid form of government-issued photo identification.

i.

Whenever this Section II.E.2 requires one or more persons (including a Requesting Stockholder) to deliver a document or information to the Corporation or any officer, employee, or agent thereof (including any Special Meeting Request or agreement), such document or information must exclusively be in writing (and not in an electronic transmission) and must be delivered exclusively by hand (including overnight courier service) or by certified or registered mail, return receipt requested, to the Secretary at the principal office of the Corporation. Unless electronic transmission is expressly permitted with respect to such document or information under these Bylaws or by the Corporation, such document or information will only be deemed to be received under this Section II.E.2 if and when received in such written form and so delivered, and the Corporation will not be required to notify the person or persons submitting such document or information of any defect therein (including with respect to the method of delivery). If requested by the Corporation, the person or persons submitting such document or information will also provide an electronic copy of such document or information.

3.

Director Nomination and Other Stockholder Business. At any stockholder meeting, the only business that will be conducted is that which is a proper matter for stockholder action under the Certificate of Incorporation, these Bylaws, and other applicable law and which is properly brought before the stockholders.

a.	For stockholder meetings, nominations of individuals for election to the Board, or proposals of other business to be transacted, may be made only through one of the following means:

i.	By, or at the direction of, the Board or any duly authorized committee of the Board.

ii.	By anyone who:

A.	Is a common stockholder of record of the Corporation both at the time such common stockholder gives the notices contemplated by this Section II.E.3 and at the time of such stockholder meeting;

B.	Is entitled to vote on the matter at such stockholder meeting; and

C.	Complies with the procedures and other requirements of this Section II.E.3 and other applicable legal requirements.

iii.	By an Eligible Holder (as defined in Section II.E.14) who complies with the procedures and other requirements of Section II.E.14 and other applicable legal requirements.

Clauses (ii) and (iii) are the exclusive means for a stockholder to make director nominations at an annual meeting of common stockholders, and clause (ii) is the exclusive means for a stockholder to submit proposals of other business at an annual meeting of common stockholders (other than matters properly brought under Rule 14a-8 under the Exchange Act or any successor rule and included in the Corporation’s proxy statement for such annual meeting). Subject to the limits, conditions, and other requirements of Section II.E.2, clause (ii) is the exclusive means for a stockholder to make director nominations at a special meeting of common stockholders.

Notwithstanding anything to the contrary herein, (x)(1) an individual may not be nominated for election to the Board under Section II.E.3.a.ii unless such individual has been nominated in accordance with all of the procedures and other requirements of this Section II.E.3, (2) nomination of an individual for election to the Board may be made pursuant to Section II.E.3.a.ii in connection with a special meeting of common stockholders only if the election of directors is included as business to be brought before the special meeting in the Corporation’s notice of the special meeting, and (3) the number of individuals whom a stockholder may nominate for election to the Board under Section II.E.3.a.ii at an annual meeting of common stockholders (or in the case of a stockholder giving the notice on behalf of a beneficial owner, the number of individuals whom a stockholder may nominate for election to the Board at the annual meeting of common stockholders on behalf of such beneficial owner) may not exceed the number of directors to be elected at such annual meeting; and (y)(1) an individual may not be nominated for election to the Board under Section II.E.3.a.iii unless such individual has been nominated in accordance with all of the procedures and other requirements of Section II.E.14, and (2) no stockholder may nominate any individual for election to the Board pursuant to Section II.E.3.a.iii at any special meeting of common stockholders.

b.

A stockholder that intends at any meeting of common stockholders to (x) nominate a director for election or re-election or (y) propose any other business (in each case of clauses (x) and (y), pursuant to Section II.E.3.a.ii) must submit to the Secretary at the principal office of the Corporation a timely written notice of this intent that complies with these Bylaws and any other applicable legal requirements (including those under the Exchange Act) (a Notice of Intent).

i.

For an annual meeting of common stockholders, a Notice of Intent is timely given only if the Secretary receives the Notice of Intent at least 90 calendar days but not more than 120 calendar days prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is advanced more than 30 calendar days prior to such anniversary date or delayed more than 70 calendar days after such anniversary date, to be timely the Notice of Intent must be received by the Secretary no earlier than 120 calendar days prior to the date of such annual meeting and no later than the later of (x) 90 calendar days prior to the date of such annual meeting and (y) the 10th calendar day following the day on which public announcement of the date of such annual meeting was first made by the Corporation. In no event will the adjournment or postponement of any meeting, or any announcement thereof, commence a new time period (or extend any time period) for the giving of a Notice of Intent. For purposes of this Section II.E.3 and Section II.E.14, public announcement (and its correlative terms) means disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the U.S. Securities and Exchange Commission (the SEC) pursuant to Section 13, 14 or 15(d) of the Exchange Act.

ii.

For a special meeting of common stockholders at which the election of directors is included as business to be brought before the special meeting in the Corporation’s notice of the special meeting, a Notice of Intent is timely given only if the Secretary receives the Notice of Intent at least 60 calendar days before the special meeting.

c.	Each Notice of Intent submitted to the Secretary in connection with a meeting of common stockholders pursuant to these Bylaws must include the following information.

i.	For each individual whom the stockholder proposes to nominate for election or re-election as a director:

A.	The name, age, occupation, business address, and residential address of the proposed nominee;

B.

The class and number of shares of common stock and any other securities of the Corporation held beneficially or of record by the proposed nominee (including any shares and other securities as to which the proposed nominee has a right to acquire beneficial or record ownership at any time in the future), the dates on which such shares and other securities were acquired, the investment intent of each acquisition, and evidence of such beneficial or record ownership;

C.

A reasonably detailed description of any agreement, arrangement, understanding, or relationship (including (x) any agreement, arrangement, understanding, or relationship pursuant to which the nomination is to be made, (y) any compensatory, payment, reimbursement, indemnification, or other financial agreement, arrangement, understanding, or relationship, and (z) the amount of any payment or payments received or receivable thereunder in connection with the proposed nominee’s candidacy or service as a director of the Corporation) between or among the proposed nominee, the stockholder, and any stockholder affiliates (as defined in Section II.E.3.c.iii), naming each such person;

D.	The proposed nominee’s written consent to being named in the proxy statement as a nominee and to serving as a director, if elected or re-elected;

E.

A reasonably detailed description of any position of the proposed nominee as an officer or director, of any competitor of the Corporation (that is, any person that produces products, provides services, or engages in business activities that compete with or are alternatives to the products produced, services provided, or business activities engaged in by the Corporation or its affiliates) within the three calendar years preceding the submission of the Notice of Intent;

F.

A reasonably detailed description of any relationship between the proposed nominee and any person that would require disclosure on Schedule 13D or any successor form as if the proposed nominee were required to file a Schedule 13D with respect to the Corporation;

G.	The written questionnaire, representation, and agreement required pursuant to Section II.E.3.c.iv;

H.

Any other information as may be required to be disclosed in connection with soliciting proxies for the election of directors or otherwise required under Section 14 of the Exchange Act (including Regulation 14A and Rule 14a-19 under the Exchange Act or any successor rule) or any other applicable law; and

I.

Any other information relating to the proposed nominee or the nomination that the Corporation may reasonably require to determine whether such nomination and, if elected, the proposed nominee’s service as a director complies with these Bylaws and other applicable legal requirements.

ii.

As to any item of business other than the nomination of director candidates, a brief description of the proposed item of business to be conducted, including relevant background and context; reasons for raising the matter at the stockholder meeting; the text of the related proposal; and any material interest (including a substantial interest within the meaning of Schedule 14A or any successor form) of the stockholder (and any beneficial owner on whose behalf the stockholder is acting) related to the item of business.

iii.	As to the stockholder submitting the Notice of Intent, the following:

A.

The name and principal address of (w) the stockholder, (x) the beneficial owners, if any, on whose behalf the stockholder is acting, (y) any of the stockholder’s or such beneficial owners’ affiliates or associates or other parties with whom they are acting in concert (including each director, principal, managing member, or control person of such person) (the persons and entities described in clauses (x) through (y), collectively, are referred in this Section II.E.3.c and Section II.E.14 as stockholder affiliates);

B.

The class and number of shares of common stock and any other securities of the Corporation held beneficially or of record by the stockholder or its stockholder affiliates (including any shares and other securities as to which the stockholder or its stockholder affiliates has a right to acquire beneficial or record ownership at any time in the future), the dates on which such shares and other securities were acquired, the investment intent of each acquisition, and evidence of such beneficial or record ownership;

C.

To the extent not prohibited by applicable law (including a bona fide and legally enforceable confidentiality obligation), with respect to the stockholder and each of its stockholder affiliates, a list of (x) all litigation filed against such person during the prior 10 years, (y) all criminal proceedings (excluding traffic violations and other minor offenses) naming such person as a subject during the prior 10 years, and (z) all investigations of such person by a governmental authority, including law enforcement agencies, within the prior 10 years;

D.

A reasonably detailed description of (x) any agreement, arrangement, understanding, or relationship (including any compensatory, payment, reimbursement, indemnification, or other financial agreement, arrangement, understanding, or relationship) between or among the stockholder, any stockholder affiliate and any other person (naming each such person) in connection with the nomination or other proposed item of business and (y) any direct or indirect material interest of the stockholder, any stockholder affiliate, or any other person described in clause (x) in the nomination or other proposed item of business;

E.

A reasonably detailed description of any transaction, agreement, arrangement, or understanding (including any derivatives, long or short positions, profit interests, forwards, futures, swaps, options, warrants, convertible securities, stock appreciation or similar rights, hedging transactions, and borrowed or loaned shares or other securities, in each case regardless of the form of settlement) that has been entered into by or on behalf of the stockholder or its stockholder affiliates, in each case where the effect or intent of the transaction, agreement, arrangement, or understanding with respect to any of the Corporation’s shares or other securities is to create or mitigate loss to, manage the risk or benefit of share or other security price changes for, or increase or decrease the voting power of the stockholder, its stockholder affiliates, or a person nominated for election as a director;

F.

A written representation that the stockholder is a holder of record of stock of the Corporation, is entitled to vote on the nomination or other proposed item of business at the stockholder meeting, and will appear in person or by proxy at the meeting to bring the nomination or other proposed item of business before the meeting;

G.

A written representation as to whether the stockholder (or any beneficial owner of stock on whose behalf the stockholder is acting) will, or is part of a group that will, (x) deliver a proxy statement or form of proxy or both to holders of at least the percentage of the voting power of the Corporation’s outstanding common stock required to elect the nominee or to approve or adopt the other proposed item of business, (y) solicit proxies from stockholders in support of the nomination or other proposed item of business, or (z) solicit proxies in support of any proposed nominee in accordance with Rule 14a-19 under the Exchange Act or any successor rule. If the stockholder (or any beneficial owner of stock on whose behalf the stockholder is acting) is part of such a group, the Notice of Intent must include the name and principal address of each participant (as defined in Item 4 of Schedule 14A or any successor requirement);

H.

An executed agreement, in a form determined to be satisfactory by the Board, pursuant to which the stockholder (and any beneficial owner of stock on whose behalf the stockholder is acting) agrees to comply with all applicable law (including Rules 14a-8 and 14a-9 under the Exchange Act or any successor rule) in connection with the nomination, proposal, solicitation, election, and vote, as applicable;

I.

A reasonably detailed description of any proxy (other than a revocable proxy given in response to a public proxy solicitation made pursuant to, and in accordance with, the Exchange Act), agreement, arrangement, understanding, or relationship pursuant to which the stockholder or its stockholder affiliates has or shares a power or right to, directly or indirectly, vote or direct the voting of any shares of any class of stock or other securities of the Corporation;

J.

A reasonably detailed description of any rights to or interests in dividends, returns, or other distributions on the shares of any class of stock or other securities of the Corporation, directly or indirectly, owned beneficially by the stockholder or its stockholder affiliates that are separated or separable from the underlying stock or other securities of the Corporation;

K.

A reasonably detailed description of any performance-related fee (other than an asset-based fee) that the stockholder or its stockholder affiliates, directly or indirectly, may be entitled to based on any change, degree of change, or absence of change in the price or value of shares of any class of stock or other securities of the Corporation or any interests described in Section II.E.3.c.iii.B or Section II.E.3.c.iii.E;

L.

Any other information relating to the stockholder, its stockholder affiliates, or any director nominee or other proposed item of business that may be required to be disclosed in connection with the solicitation of proxies in support of the nominee or proposal or that may be otherwise required under Section 14 of the Exchange Act (including Regulation 14A and Rule 14a-9 under the Exchange Act or any successor rule) or any other applicable law; and

M.

Any other information relating to the nomination or other proposed item of business that the Corporation may reasonably require to determine whether the nomination or other proposed item of business is a proper matter for stockholder action and complies with these Bylaws and other applicable legal requirements.

iv.

To be eligible to be a nominee for election or re-election to the Board, each individual proposed by a stockholder pursuant to Section II.E.3.a.ii or Section II.E.3.a.iii as a nominee must deliver (not later than the deadlines prescribed for delivery of a Notice of Intent under Section II.E.3 or a Nomination Notice under Section II.E.14, as applicable) to the Secretary at the principal office of the Corporation a fully completed written questionnaire with respect to the background and qualifications of the proposed nominee, and a written representation and agreement that the proposed nominee, the stockholder making the nomination, and any other person on whose behalf the nomination is being made, as applicable: (A) is not and will not become a party to (x) without prior written disclosure to the Secretary (electronic transmission permitted), any agreement, arrangement, or understanding with, and has not given any commitment or assurance to, any person as to how such person (including the proposed nominee if elected as a director of the Corporation) will act, vote, or refrain from acting or voting on any issue, question, or other matter (a Voting Commitment) or (y) any Voting Commitment that could limit or interfere with such person’s ability to comply with such person’s fiduciary and other duties (including, in the case of the proposed nominee, if elected as a director of the Corporation) under applicable law; (B) without prior written disclosure to the Secretary (electronic transmission permitted), is not and will not become a party to any agreement, arrangement, or understanding with any person other than the Corporation with respect to any direct or indirect compensation, reimbursement, or indemnification in connection with service, action, voting, or refraining from action or voting as a director of the Corporation; (C) has not violated, and would not violate, any applicable law by being nominated or elected as a director of the Corporation (in the case of the proposed nominee) or by making the nomination (in the case of such other persons); (D) in the case of the proposed nominee, (x) would be in compliance, if elected as a director of the Corporation, and will comply with all applicable law, the Governance Guidelines of the Board (including the Code of Conduct and Ethics for Directors), and all policies, standards, procedures, and guidelines of the Corporation relating to corporate governance, conflicts of interest, corporate opportunity, confidentiality, and stock ownership and trading that are applicable to the Corporation’s directors generally; (y) will comply with the Corporation’s processes for evaluating any person being considered for nomination as a director, including an agreement to meet with the chairperson and other members of the Compensation, Nominating, and Governance Committee of the Board (such committee and any successor thereto, the CNGC), if and when requested by those members of the CNGC, to discuss matters relating to the nomination and potential service of the proposed nominee, including the information provided by the proposed nominee to the Corporation in connection with his or her nomination; (z) if elected as a director of the Corporation, the proposed nominee intends to serve a full term; and (E) will provide facts, statements, and other information in all communications with the Corporation and its stockholders that are or will be true and correct in all material respects and that do not and will not omit to state a material fact, statement, or other information necessary in order to make such communications, in light of the circumstances under which they were made, not misleading. Prior to submitting a Notice of Intent or Nomination Notice, as applicable, the stockholder must request in writing from the Secretary the form of questionnaire, representation, and agreement described in this Section II.E.3.c.iv, and the Secretary will provide the form to the stockholder promptly after receiving the request.

v.

A stockholder providing a Notice of Intent pursuant to Section II.E.3 or a Nomination Notice pursuant to Section II.E.14 must update and supplement the notice from time to time so that the information provided or required to be provided in the notice is true and correct (x) as of the record date for determining the stockholders entitled to notice of the stockholder meeting and (y) as of the date that is 10 business days prior to the stockholder meeting or any adjournment or postponement thereof, provided that if the record date for determining the stockholders entitled to notice of the meeting is less than 10 business days prior to the meeting or any adjournment or postponement thereof, the notice must be supplemented and updated as of the later date. Any update and supplement must be delivered in writing to the Secretary at the principal office of the Corporation not later than five business days after the record date for determining the stockholders entitled to notice of the meeting (in the case of any update and supplement required to be made as of the record date) and not later than 10 business days prior to the meeting or any adjournment or postponement thereof (in the case of any update or supplement required to be made as of the date that is 10 business days prior to the meeting or any adjournment or postponement thereof), provided that no supplement or update made pursuant to this paragraph may include any new nominees who were not named in the original stockholder notice or may be deemed to cure any defects or limit the remedies (including under these Bylaws) available to the Corporation relating to any defect.

vi.

Whenever this Section II.E.3 or Section II.E.14 requires one or more persons (including a Requesting Stockholder, a proposed nominee, or a record or beneficial owner of stock of the Corporation), in connection with nominations of individuals for election to the Board or proposals of other business to be transacted pursuant to Section II.E.3.a.ii or Section II.E.3.a.iii, to deliver a document or information to the Corporation or any officer, employee, or agent thereof (including any Notice of Intent, Nomination Notice, request, questionnaire, representation, or agreement), such document or information must exclusively be in writing (and not in an electronic transmission) and must be delivered exclusively by hand (including overnight courier service) or by certified or registered mail, return receipt requested, to the Secretary at the principal office of the Corporation. Unless electronic transmission is expressly permitted with respect to such document or information under these Bylaws or by the Corporation, such document or information will only be deemed to be received under this Section II.E.3 or Section II.E.14, as applicable, if and when received in such written form and so delivered, and the Corporation will not be required to notify the person or persons submitting such document or information of any defect therein (including with respect to the method of delivery). If requested by the Corporation, the person or persons submitting such document or information will also provide an electronic copy of such document or information.

vii.

The Corporation may also, as a condition of any nomination by a stockholder being deemed properly brought before a stockholder meeting, require such stockholder and any proposed nominee to furnish (i) any information required pursuant to any undertaking delivered pursuant to this Section II.E.3 or Section II.E.14 and (ii) such other information (x) as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as an independent director of the Corporation and whether the nominee otherwise meets all other publicly disclosed standards applicable to directors, or (y) that could (as determined by the Corporation in its reasonable judgment) be material to a reasonable stockholder’s understanding of the qualifications, fitness, or independence, or lack thereof, of such nominee. Such nominating stockholder or such nominee, as applicable, must provide such additional information within five business days after it has been requested by the Corporation.

d.

With respect to any nomination or other item of business proposed by a stockholder under this Section II.E to be included in any proxy statement, form of proxy, or other proxy materials of the Corporation, the stockholder must comply with all applicable law (including Rule 14a-8 and Rule 14a-19 under the Exchange Act or any successor rule), in connection with the nomination or item of business and its proposal in addition to this Section II.E.

e.

The Board will determine in its sole discretion any question as to whether and to what extent any requirement in these Bylaws related to any stockholder meeting has been satisfied, and its determination will be conclusive and binding on all stockholders and the Corporation.

i.

If the Board determines that any requirement in these Bylaws or any other applicable legal requirement has not been satisfied as to any director nomination or other item of business proposed to be brought before any stockholder meeting, the Board in its sole discretion may (x) if and to the extent legally permissible, waive the deficiency or notify the stockholder of, and provide the stockholder with an opportunity to cure, the deficiency or (y) disregard any defective nomination or other proposed item of business or decline to allow the proposed nomination or other proposed item of business to be brought before the meeting even if proxies or votes (which also will be disregarded) have been received by the Corporation in connection with the matter.

ii.

Without limiting anything else in this Section II.E.3.e, unless otherwise required by law, if any stockholder or any of its affiliates (x) provides notice pursuant to Rule 14a-19(b) under the Exchange Act or any successor rule with respect to any proposed nominee and (y) fails to comply with the requirements of Rule 14a-19(a)(2) or Rule 14a-19(a)(3) under the Exchange Act or any successor rule or fails to comply with the requirements of the next sentence of this Section II.E.3.e.ii, the nomination will be disregarded even if proxies or votes (which also will be disregarded) have been received by the Corporation in connection with the nomination. If any stockholder or any of its affiliates provides notice pursuant to Rule 14a-19(b) under the Exchange Act or any successor rule, the stockholder or affiliate must deliver to the Secretary, no later than five business days prior to the applicable stockholder meeting, a written certification (and upon request by the Corporation, reasonable evidence) that the stockholder or affiliate has met the requirements of Rule 14a-19(a) under the Exchange Act or any successor rule.

iii.

Notwithstanding anything else in this Section II.E.3.e, if a stockholder or its qualified representative does not appear at a stockholder meeting to make its nomination or present its other proposed item of business, the nomination or other proposed item of business will be disregarded even if proxies or votes (which also will be disregarded) have been received by the Corporation in connection with the nomination or other proposed item of business.

f.

Notwithstanding any contrary provision or inference in these Bylaws, nothing in these Bylaws will limit any rights of stockholders to request inclusion of proposed items of business in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act or any successor rule.

4.

Meeting Location. Unless the Board decides to hold a physical meeting, all stockholder meetings will be held solely by telephone, video conference, or similar means of remote communication permitted under the DGCL.

a.	Any physical meeting of stockholders will be held at a place determined by the Board in its sole discretion, which may, but is not required to, be in the State of Delaware.

b.

As to any physical meeting of stockholders, the Board in its sole discretion may permit stockholders to participate in the meeting by telephone, video conference, or similar means of remote communication permitted under the DGCL.

c.

Any stockholder that participates (including through a proxy holder) in a meeting by telephone, video conference, or similar means of remote communication permitted under the DGCL is deemed to have been present in person at the meeting and to have waived any deficiency of notice.

5.	Notices.

a.	The Corporation will provide notice of any stockholder meeting, which will be given to stockholders entitled to the notice not less than 10 nor more than 60 calendar days before the meeting date.

b.

The notice will specify the place (if any), date, and time of the meeting and, if applicable, the means of remote communication by which stockholders and proxy holders may be deemed to be present in person and vote at the meeting. In the case of any special meeting called pursuant to Section II.E.2, the notice will also state the purpose or purposes for which the meeting is called and indicate that the notice is being issued by or at the direction of the person or persons calling the meeting.

c.

Notice of any meeting of stockholders is given to a stockholder, if mailed, when deposited in the United States mail, postage prepaid, directed to the stockholder at the stockholder’s address as it appears on the records of the Corporation or, if electronically transmitted, as provided in Article VI of these Bylaws. An affidavit of the Secretary or an Assistant Secretary or of the transfer agent of the Corporation that the notice has been given will, in the absence of fraud, be prima facie evidence of the facts stated therein.

6.

Waiver of Notice. A stockholder meeting may be held without notice if all stockholders entitled to vote at the meeting are present in person or by proxy or if notice is waived in writing by those not present, either before or after the meeting. Attendance of a stockholder at a meeting will constitute a waiver of notice of the meeting, except when the stockholder attends a meeting for the express purpose of objecting at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

7.

List of Stockholders Entitled to Vote. At least 10 calendar days before every meeting of stockholders, the Secretary will prepare a complete list of the stockholders entitled to vote at the meeting in compliance with the requirements of the DGCL. Nothing contained in these Bylaws will require the Corporation to include electronic mail addresses or other electronic contact information on such list.

8.

Quorum. A quorum for the transaction of business at a stockholder meeting consists of the holders of a majority of the outstanding shares of stock entitled to vote on the business to be transacted, who are present in person or by proxy at the meeting. The chairperson of a meeting of stockholders may adjourn the meeting from time to time, whether or not there is a quorum, and the Secretary may schedule the place (if any), date, and time of the reconvened meeting.

9.

Adjourned Meeting; Notice. Any meeting of stockholders, whether annual or special, may be adjourned from time to time, for any reason or no reason, to be reconvened at the same or some other place (if any). When a stockholder meeting is adjourned to another time or place (if any), unless these Bylaws otherwise require, notice need not be given of the adjourned meeting if the time and place (if any) and any means of remote communication by which stockholders may be present and participate in the adjourned meeting are announced at the meeting at which the adjournment is taken or are provided in any other manner permitted by the DGCL. At the adjourned meeting the Corporation may transact any business that might have been transacted at the original meeting. If the adjournment is for more than 30 calendar days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting will be given to each stockholder of record entitled to vote at the meeting. To the fullest extent provided by law, the Board may postpone, reschedule, or cancel any previously scheduled annual or special meeting of stockholders.

10.

Record Date. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion, or exchange of stock, or for the purpose of any other lawful action, the Board may fix, in advance, a record date, which will not be more than 60 nor less than 10 calendar days before the date of the meeting or more than 60 calendar days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders will apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for the adjourned meeting as provided in the DGCL.

11.	Voting. At any meeting of the common stockholders, each common stockholder is entitled to vote in accordance with the number of voting shares it holds of record and voting powers of those shares.

a.	Each common stockholder is entitled to one vote for each share of common stock it holds.

b.

Unless otherwise required by applicable law, all matters subject to a vote of the stockholders will be decided by the vote of the holders of a majority of the outstanding shares of stock entitled to vote on the matter and who are present in person or by proxy at the meeting.

c.

Subject to the rights of the holders of any series of preferred stock to elect additional directors under specific circumstances, a nominee for director will be elected to the Board if the nominee receives a majority of the votes cast with respect to that nominee’s election at any meeting for the election of directors at which a quorum is present; provided, however, that if the number of nominees for director exceeds the number of directors to be elected (a contested election), the directors will be elected by the vote of a plurality of the shares represented in person or by proxy at any such meeting and entitled to vote on the election of directors.

d.	Holders of common stock will vote together as a single class.

e.

Notwithstanding any contrary provision or inference in these Bylaws, holders of any series of preferred stock of the Corporation have no right to vote on or approve any matter, except as provided in their respective certificates of designation.

12.

Proxies. Each stockholder entitled to vote, approve, consent, or otherwise act on a matter may authorize another person or persons to act for the stockholder by proxy, but the proxy, whether revocable or irrevocable, must comply with the requirements of the DGCL. Any stockholder directly or indirectly soliciting proxies from other stockholders in respect of any nomination or other proposed item of business must use a proxy-card color other than white which is reserved for the exclusive use by the Board.

13.

Conduct of Stockholder Meetings. The Board may adopt rules and procedures for the conduct of stockholder meetings (including requirements for advance notice, notice content, disclosure, allocation of time, and security), which will be binding on the stockholders. Each meeting of stockholders will be presided over (x) by the chairperson of the Board or any person designated by the chairperson of the Board, (y) if no person described in clause (x) is available, by the Chief Executive Officer or any person designated by the Chief Executive Officer, or (z) if no person described in clause (x) or (y) is available, by a person designated by a majority of the directors in attendance. The person presiding over the meeting in accordance with this Section II.E.13 is referred to as the “chairperson” of the meeting. The chairperson of the meeting will appoint a secretary for the meeting and determine the order of business at the meeting. The chairperson of the meeting will have the right and authority to convene the meeting and (for any reason or no reason) to recess or adjourn the meeting without a vote of stockholders and to prescribe and make such rules, rulings, and procedures and do all other acts and things that may be necessary or desirable for the proper conduct of the meeting and are not inconsistent with any applicable law and any rules, procedures, or determinations adopted by the Board, including rules, rulings, procedures, acts, and things to maintain order and safety, to limit the time allotted to questions or comments on the affairs of the Corporation, to restrict entry after the time prescribed for the meeting’s commencement, to open and close the polls for voting, and to decide if legal and other requirements related to the meeting have been satisfied or followed. Without limiting the foregoing, whether or not the Board has made a determination pursuant to Section II.E.3.e.i, the chairperson of the meeting will have the right and authority to determine in the chairperson’s sole discretion that a nomination or other proposed item of business was not properly brought before the meeting according to applicable legal or other requirements, including those described in Section II.E.3.e or Section II.E.14. If the chairperson of the meeting should so determine, the chairperson will so declare at the meeting and any such nomination or other proposed item of business will not be transacted. The date and time of the opening of the polls for each matter upon which the stockholders will vote at the meeting will be announced at the meeting.

14.	Stockholder Nominations Included in the Corporation’s Proxy Materials.

a.

Inclusion of Nominees in Proxy Statement. Subject to the provisions of this Section II.E.14, if expressly requested in a Nomination Notice (as defined in Section II.E.14.d), the Corporation will include in its proxy statement for the applicable annual meeting of common stockholders:

i.

the name of any person nominated for election to the Board (each, a Proxy Access Nominee), which will also be included on the Corporation’s form of proxy and ballot, by the Nominating Stockholder (as defined in Section II.E.14.c.ii) in the Nomination Notice;

ii.

disclosure about each Proxy Access Nominee and the Nominating Stockholder that is required under the Exchange Act, the rules promulgated thereunder, or other applicable law to be included in the proxy statement;

iii.

any statement included by the Nominating Stockholder in the Nomination Notice for inclusion in the proxy statement in support of each Proxy Access Nominee’s election to the Board, if the statement does not exceed 500 words and fully complies with Section II.E.14.e.ii and the other provisions of these Bylaws, the Exchange Act, the rules promulgated thereunder (including Rule 14a-9 under the Exchange Act or any successor rule), and other applicable law (the Supporting Statement); and

iv.

any other information that the Corporation or the Board determines, in its sole discretion, to include in the proxy statement relating to the nomination of each Proxy Access Nominee, including any statement in opposition to the nomination, any of the information provided pursuant to this Section II.E.14, and any solicitation materials or related information with respect to the Proxy Access Nominee.

For purposes of Section II.E.3 and this Section II.E.14, any determination to be made by the Board may be made by the Board, a Board committee, or any officer of the Corporation designated by the Board or a Board committee, and any such determination will be final and binding on the Corporation, any Eligible Holder (as defined in Section II.E.14.c.i), any Nominating Stockholder, any Proxy Access Nominee, and any other person if made in good faith (without any further requirements). The chairperson of the meeting will have the right and authority to determine whether a Proxy Access Nominee has been nominated in accordance with the requirements of this Section II.E.14 and, if not so nominated, will declare at the meeting that such Proxy Access Nominee will not be considered.

b.	Maximum Number of Proxy Access Nominees.

i.

The Corporation will not be required to include in the proxy statement or on any ballot or form of proxy for an annual meeting of common stockholders more Proxy Access Nominees than the greater of (x) two or (y) 20% of the total number of directors of the Corporation on the last day on which a Nomination Notice may be submitted pursuant to this Section II.E.14 (rounded down to the nearest whole number) (the Maximum Number). In the event that one or more vacancies for any reason occurs on the Board after the deadline for submitting a Nomination Notice as set forth in Section II.E.14.d but before the date of the annual meeting, and the Board resolves to reduce its size as a result, the Maximum Number will be calculated based on the number of directors of the Corporation as so reduced. The Maximum Number for an annual meeting will be reduced by (1) Proxy Access Nominees who are subsequently withdrawn, (2) Proxy Access Nominees whom the Board decides to nominate for election at the annual meeting, and (3) the number of incumbent directors of the Corporation who had been Proxy Access Nominees with respect to any of the preceding two annual meetings and whose re-election at the upcoming annual meeting is being recommended by the Board.

ii.

If the number of Proxy Access Nominees pursuant to this Section II.E.14 for any annual meeting of common stockholders exceeds the Maximum Number, promptly upon notice from the Corporation, each Nominating Stockholder will select and notify the Secretary of one Proxy Access Nominee for inclusion in the proxy statement at the annual meeting until the Maximum Number is reached, with the Corporation accepting the selections of the Nominating Stockholders in order of the amount (largest to smallest) of the stock ownership as disclosed in each Nominating Stockholder’s Nomination Notice and with the process repeated if the Maximum Number is not reached after each Nominating Stockholder has submitted one Proxy Access Nominee. If, after the deadline for submitting a Nomination Notice as set forth in Section II.E.14.d, a Nominating Stockholder becomes ineligible or withdraws its nomination or a Proxy Access Nominee becomes ineligible or unwilling to serve on the Board, whether before or after the mailing of the definitive proxy statement, the Corporation (1) will disregard the nomination and not be required to include in the proxy statement or on any ballot or form of proxy the disregarded Proxy Access Nominee or any successor or replacement nominee proposed by the Nominating Stockholder or by any other Nominating Stockholder and (2) may otherwise communicate to stockholders, including by amending or supplementing the proxy statement or ballot or form of proxy, that the Proxy Access Nominee will not be included as a Proxy Access Nominee in the proxy statement or on any ballot or form of proxy and will not be voted on at the annual meeting.

c.	Eligibility of Nominating Stockholder.

i.

An Eligible Holder is a person that has (1) been a record holder of the shares of common stock used to satisfy the eligibility requirements in this Section II.E.14.c continuously for the three-year period specified in Section II.E.14.c.ii or (2) provided to the Secretary, within the time period specified in Section II.E.14.d, evidence of continuous ownership of those shares for that three-year period from one or more securities intermediaries in a form that the Board determines would be deemed acceptable for purposes of a shareholder proposal under Rule 14a-8(b)(2) under the Exchange Act or any successor rule.

ii.

An Eligible Holder or group of up to 20 Eligible Holders may submit a nomination of a Proxy Access Nominee under this Section II.E.14 only if the Eligible Holder or group of Eligible Holders (in the aggregate) (x) has continuously owned at least the Minimum Number (as defined in Section II.E.14.c.iii) of shares of the Corporation’s common stock throughout the three-year period preceding and including the date of submission of the Nomination Notice and (y) continues to own at least the Minimum Number through the date of the annual meeting of common stockholders. Each Eligible Holder or group of Eligible Holders that submits a nomination under this Section II.E.14 and, as determined by the Board, has satisfied all applicable conditions and complied with all applicable procedures and other requirements set forth in this Section II.E.14 is a Nominating Stockholder. A group of two or more funds that are (1) under common management and investment control, (2) under common management and funded primarily by the same employer or by a group of related employers that are under common control, or (3) a “group of investment companies,” as that term is defined in Section 12(d)(1)(G)(ii) of the Investment Company Act of 1940, as amended, will be treated as one Eligible Holder if such entities provide to the Secretary, together with the Nomination Notice, evidence reasonably satisfactory to the Corporation of their status as such. For clarity, in the event of a nomination by a Nominating Stockholder that includes more than one Eligible Holder, all requirements and obligations of an Eligible Holder or Nominating Stockholder that are set forth in this Section II.E.14, including the minimum holding period, will apply to each Eligible Holder comprising the Nominating Stockholder; provided, however, that the Minimum Number will apply to the ownership of Eligible Holders comprising the Nominating Stockholder in the aggregate. Should any Eligible Holder withdraw from a group of Eligible Holders comprising a Nominating Stockholder at any time prior to the annual meeting, the Nominating Stockholder will be deemed to own only the shares held by the remaining Eligible Holders. As used in this Section II.E.14, any reference to a “group” or “group of Eligible Holders” refers to any Nominating Stockholder that consists of more than one Eligible Holder and to all of the Eligible Holders that make up the Nominating Stockholder.

iii.

The Minimum Number of shares of the Corporation’s common stock means 3% of the number of outstanding shares of common stock as of the most recent date for which such amount is given in any filing by the Corporation with the SEC prior to the submission of a Nomination Notice. For purposes of this Section II.E.14, an Eligible Holder “owns” (and its correlative terms) only those shares in which the Eligible Holder has a net long position (as defined in Section II.E.2), and its ownership of shares will be deemed to continue during the period specified in Section II.E.2.a with respect to any loaned shares.

Whether outstanding shares of the Corporation are “owned” for these purposes will be determined by the Board in its sole discretion.

iv.

No Eligible Holder may be a part of more than one group of Eligible Holders comprising a Nominating Stockholder, and if any Eligible Holder appears as a member of more than one group, the Eligible Holder will be deemed to be a member of the group of Eligible Holders that has the largest stock ownership as disclosed in the Nomination Notice.

d.

Nomination Notice. To nominate a Proxy Access Nominee, no earlier than 150 calendar days and no later than 120 calendar days prior to the first anniversary of the date when the Corporation mailed its proxy statement for the previous year’s annual meeting of common stockholders, the Nominating Stockholder must deliver to the Secretary all of the following information and documents (collectively, the Nomination Notice); provided, however, that (x) if the upcoming annual meeting is advanced more than 30 calendar days prior to the anniversary date or delayed more than 30 calendar days after the anniversary date (an annual meeting date falling outside such range is referred to herein as an Other Meeting Date), the Nominating Stockholder must deliver the Nomination Notice to the Secretary by the later of (1) 150 calendar days prior to such Other Meeting Date and (2) the 10th calendar day following the date when the Corporation first made its public announcement of the Other Meeting Date and (y) in no event will the adjournment or postponement of any meeting, or any announcement thereof, commence a new time period (or extend any time period) for the delivery of a Nomination Notice:

i.	A Schedule 14N or any successor form of the SEC relating to each Proxy Access Nominee, completed and filed with the SEC by the Nominating Stockholder in accordance with SEC rules;

ii.

A written notice, in a form satisfactory to the Board in its sole discretion, of the nomination of each Proxy Access Nominee that includes the following additional information, agreements, representations, and warranties by the Nominating Stockholder (including each purported group member):

A.

the information required for a director nomination pursuant to Section II.E.3.c (including any information that would be required to be included in a Notice of Intent with respect to the nominee, the proposing stockholder, and stockholder affiliates), as if the Nomination Notice were a Notice of Intent;

B.	the fully completed written questionnaire, representation, and agreement required pursuant to Section II.E.3.c.iv;

C.

a reasonably detailed description of any relationship that existed within the past three years and that would have been described pursuant to Item 6(e) of Schedule 14N or any successor requirement if the relationship existed on the date of submission of the Schedule 14N;

D.

a representation and warranty that the Nominating Stockholder acquired the securities of the Corporation in the ordinary course of business and did not acquire, and is not holding, any securities of the Corporation for the purpose or with the effect of influencing or changing control of the Corporation;

E.	a representation and warranty that each Proxy Access Nominee:

(1) does not have any direct or indirect relationship with the Corporation that would cause the Proxy Access Nominee to be considered not independent pursuant to the Governance Guidelines of the Board as most recently published on its website, and otherwise qualifies as independent under the rules and standards of the primary stock exchange on which the Corporation’s shares of common stock are traded;

(2) meets the audit committee and compensation committee independence requirements under the rules and standards of the primary stock exchange on which the Corporation’s shares of common stock are traded;

(3) is a non-employee director for purposes of Rule 16b-3 under the Exchange Act or any successor rule; and

(4) is not and has not been subject to any event specified in Rule 506(d)(1) of Regulation D under the Securities Act of 1933 or any successor rule or Item 401(f) of Regulation S-K under the Exchange Act or any successor rule, without reference to whether the event is material to an evaluation of the ability or integrity of the Proxy Access Nominee;

F.

a representation and warranty that the Nominating Stockholder satisfies the eligibility requirements set forth in Section II.E.14.c and has provided evidence of ownership to the extent required by Section II.E.14.c.i;

G.

a representation and warranty that the Nominating Stockholder intends to continue to satisfy the eligibility requirements described in Section II.E.14.c through the date of the annual meeting, and a statement of the Nominating Stockholder’s intent with respect to continued ownership of the Minimum Number of shares for at least one year following the annual meeting; provided, however, that any Eligible Holder that is a registered open-end mutual fund under the Investment Company Act of 1940 and that seeks to replicate an index will not violate this requirement as a result of changes to its common stock holdings in response to changes in the index or weightings of the securities in the index;

H.

a representation and warranty that the Nominating Stockholder will not engage in a “solicitation” within the meaning of Rule 14a-1(l) (without reference to the exception in Rule 14a-1(l)(2)(iv)) under the Exchange Act or any successor rule with respect to the annual meeting, other than with respect to the Proxy Access Nominee or any nominee of the Board;

I.

a representation and warranty that the Nominating Stockholder will not use any proxy card other than the Corporation’s proxy card in soliciting stockholders in connection with the Proxy Access Nominee at the annual meeting;

J.	if desired, a Supporting Statement; and

K.

in the case of a nomination by a purported group, the designation by all purported group members of one purported group member that is authorized to act on behalf of all purported group members with respect to matters relating to the nomination, including withdrawal of the nomination;

iii.	An executed agreement, in a form satisfactory to the Board in its sole discretion, pursuant to which the Nominating Stockholder (including each purported group member) agrees:

A.	to comply with all applicable law, including all rules and regulations under the Exchange Act, in connection with the nomination, solicitation, and election;

B.

to file with the SEC any solicitation or other written communication with any of the Corporation’s stockholders relating to one or more of the Corporation’s directors or any director nominee (including any Proxy Access Nominee), regardless of whether the filing is required under applicable law or whether any exemption from filing is available under applicable law;

C.

to assume all liability stemming from an action, suit, or proceeding concerning any actual or alleged regulatory or other legal violation arising out of any communication by the Nominating Stockholder or any of its Proxy Access Nominees with the Corporation, any of its stockholders, or any other person in connection with the nomination or election of directors, including the Nomination Notice;

D.

to indemnify and hold harmless (jointly with all purported group members, in the case of a purported group member) the Corporation and each of its directors, officers, and employees individually against any liability, loss, damages, expenses and other costs (including attorneys’ fees) incurred in connection with any threatened or pending action, suit, or proceeding, whether legal, administrative, or investigative, against the Corporation or any of its directors, officers, or employees arising out of or relating to (x) the Nominating Stockholder’s nomination pursuant to this Section II.E.14 or any effort by the Nominating Stockholder to elect any of its Proxy Access Nominees or (y) a failure or alleged failure of the Nominating Stockholder or any of its Proxy Access Nominees to comply with, or any breach or alleged breach of, its or their obligations, agreements, or representations under this Section II.E.14; and

E.

in the event that any information included in the Nomination Notice or any other communication by the Nominating Stockholder (including with respect to any purported group member) or any of its Proxy Access Nominees with the Corporation, any of its stockholders, or any other person in connection with the nomination, solicitation, or election ceases to be true and accurate in all material respects or omits a material fact necessary to make the statements made not misleading, or in the event that the Nominating Stockholder (including any purported group member) or any of its Proxy Access Nominees has failed to continue to satisfy the eligibility requirements described in Section II.E.14.c, to promptly (in any event within 48 hours of discovering the misstatement, omission, or failure) notify the Corporation in writing and any other recipient of the communication of (x) the misstatement or omission and the information that is required to correct the misstatement or omission or (y) the failure.

The information and documents required by this Section II.E.14.d to be provided by the Nominating Stockholder will be (1) provided with respect to and executed by each purported group member, in the case of information and documents applicable to Eligible Holders, and (2) provided with respect to the persons and entities specified in Instruction 1 to Item 6(c) and Item 6(d) of Schedule 14N or any successor requirement in the case of a Nominating Stockholder or a purported group member that is an entity. The Nomination Notice will not be considered as having been submitted under this Section II.E.14.d until the date on which all the information and documents contemplated to be provided by this Section II.E.14.d (other than any information and documents contemplated to be provided after the date when the Nomination Notice is provided) have been delivered to or, if sent by mail, received by the Secretary. Requirements for delivery under this Section II.E.14 are set forth in Section II.E.3.c.

e.	Exceptions.

i.

Notwithstanding anything to the contrary contained in this Section II.E.14, the Corporation may omit from its proxy statement, ballot, and form of proxy any Proxy Access Nominee and any information in connection with the Proxy Access Nominee (including the Nominating Stockholder’s Supporting Statement), may disregard the nomination of the Proxy Access Nominee even if proxies or votes (which also will be disregarded) have been received by the Corporation in connection with the nomination, and may disregard and refuse any submission or attempted submission by the Nominating Stockholder, after the last day on which a Nomination Notice would be timely, to cure in any way any defect preventing the nomination of the Proxy Access Nominee, if:

A.

the Corporation receives a notice pursuant to Section II.E.3.c that a stockholder intends to nominate a candidate for director at the annual meeting, whether or not the notice is complete and in compliance with Section II.E.3.c, subsequently withdrawn, or made the subject of a settlement with the Corporation;

B.

another person is engaging in a “solicitation” within the meaning of Rule 14a-1(l) under the Exchange Act or any successor rule in support of the election of any individual as a director at the annual meeting other than a nominee of the Board and other than as permitted by this Section II.E.14;

C.

the Nominating Stockholder or the designated lead group member, as applicable, or any qualified representative thereof does not appear at the annual meeting to present the nomination, or any of the foregoing persons withdraws the nomination, or the chairperson of the annual meeting declares that the nomination was not made in accordance with the procedures and other requirements set forth in this Section II.E.14 and will be disregarded;

D.

the Board determines that the Proxy Access Nominee’s nomination or election to the Board would result in the Corporation violating or failing to be in compliance with the Certificate of Incorporation, these Bylaws, or any other applicable law;

E.

the Proxy Access Nominee was nominated for election to the Board pursuant to this Section II.E.14 at one of the two preceding annual meetings and was withdrawn, or was ineligible, or received a vote in favor of less than 25% of the outstanding shares of common stock of the Corporation entitled to vote for the Proxy Access Nominee;

F.

the Board determines that the Proxy Access Nominee is an officer or director of or in an equivalent position with a competitor, as defined for purposes of Section 8 of the Clayton Antitrust Act of 1914, as amended; or

G.

the Corporation is notified or the Board determines that (1) the Nominating Stockholder or the Proxy Access Nominee has failed to continue to satisfy the eligibility requirements described in Section II.E.14.c, (2) any information, representations, or warranties included in the Nomination Notice ceases to be true and accurate in all material respects or has omitted a material fact necessary to make the statements made not misleading, (3) the Proxy Access Nominee has become unwilling or unable to serve on the Board, or (4) any material violation or breach has occurred of any obligation, agreement, representation, or warranty of the Nominating Stockholder (including any Eligible Holder comprising the Nominating Stockholder) or the Proxy Access Nominee under this Section II.E.14.

ii.

Notwithstanding anything to the contrary contained in this Section II.E.14, the Corporation may omit from its proxy statement, or may supplement or correct within its proxy statement or otherwise, any information, including all or any portion of the Supporting Statement or any other statement in support of a Proxy Access Nominee, if the Board determines that:

A.	the information is not true and accurate in all material respects or omits a material fact necessary to make the statements made not misleading;

B.

the information directly or indirectly impugns the character, integrity, or personal reputation of any individual or directly or indirectly makes any charge of any improper, illegal, or immoral conduct or association with respect to any individual, in each case without factual foundation; or

C.	the inclusion of the information in the proxy statement would otherwise violate the Certificate of Incorporation, these Bylaws, or any other applicable law.

iii.	The Corporation may solicit against, and include in the proxy statement its own statement relating to, any Proxy Access Nominee.

ARTICLE III. BOARD OF DIRECTORS

A.

Responsibility. Subject to the DGCL and any limitation in the Certificate of Incorporation or these Bylaws relating to action required to be approved by the stockholders, the business and affairs of the Corporation are managed under the direction of the Board.

B.	Number of Directors. The number of directors on the Board will be between nine and thirteen, as determined by the Board in its sole discretion.

C.

Chairperson. A majority of the full Board will elect a chairperson. Whenever the chairperson does not qualify as an independent director, the independent directors—by a majority vote at a meeting consisting solely of independent directors—will elect one of the independent directors as lead director. The chairperson (or in the chairperson’s absence, the lead director if one exists or, if none exists, an alternate director designated by a majority of the independent directors then present) will preside at Board meetings. The chairperson and any lead director will have any additional duties and responsibilities that are set forth in the Governance Guidelines of the Board.

D.	Term. Each director will hold office until a successor is duly elected and qualified or until the director’s earlier death, resignation, or removal.

E.

Resignation. Any director may resign at any time by giving written notice to the Chief Executive Officer or the Secretary, and the Chief Executive Officer or the Secretary, as applicable, will deliver a copy of the notice to the chairperson of the Board and the chairperson of the CNGC. Except as otherwise specified in the notice of resignation or the Governance Guidelines of the Board in effect at the time, a resignation will take effect upon receipt of the notice by the Chief Executive Officer or the Secretary or at any later time that is specified in the notice, and acceptance of the notice is not necessary to make it effective.

F.

Vacancies. Any vacancy on the Board created by reason of the death, removal, or resignation of a director, or by increase in the number of directors on the Board, may be filled by action of a majority of the remaining members of the Board even if they do not constitute a quorum.

G.	Meetings. The Board will hold regular meetings of the Board at least four times during any twelve-month period and at least once during any consecutive three-month period.

1.

Special Meetings. The Chief Executive Officer, the chairperson of the Board, or a majority of the directors on the Board may call a special meeting of the Board at any time, subject to the advance-notice requirements in Section III.G.2 below.

2.

Notice of Meetings. Regular meetings of the Board may be held without notice at times and places (if any) that are determined from time to time by the Board in its sole discretion. In all other circumstances, the Corporation will give written notice of a Board meeting at least three calendar days before the meeting date, if sent by United States mail or commercial delivery company, or at least 24 hours before the meeting date, if sent by electronic-mail or facsimile or delivered in person.

3.

Meetings Without Notice. A meeting may be held without notice if all directors entitled to vote at the meeting are present in person, or if notice is waived in writing by those not present either before or after the meeting.

4.

Waiver of Notice. Any director who is present in person at a meeting of the Board is conclusively presumed to have waived notice of the meeting, except when the director attends for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened.

5.

Meeting Location. Unless otherwise directed by the Board, each Board meeting will be held at a location determined jointly by the Chief Executive Officer and the chairperson of the Board, which may, but is not required to, be in the State of Delaware.

H.	Quorum. The presence of directors constituting a majority of the full Board constitutes a quorum for the transaction of business.

1.

A majority of the members of the Board present at the time may adjourn the meeting from time to time whether or not a quorum is present. When a Board meeting is adjourned to another time or place (if any), notice need not be given of the adjourned meeting if the time and place (if any) and any means of remote communication by which directors may be present and participate in the adjourned meeting are announced at the meeting at which the adjournment is taken or are provided in any other manner permitted by the DGCL.

2.

Notwithstanding any contrary provision in these Bylaws, interested directors may be counted in determining the presence of a quorum at a meeting of the Board that authorizes any interested-party contract or transaction.

I.

Voting. Each director is entitled to cast one vote as to each matter brought before the Board, and the act of a majority of the directors present at any meeting at which there is a quorum will be the act of the Board, except as may be otherwise specifically provided by the DGCL, these Bylaws, or the Certificate of Incorporation.

J.	Action Without a Meeting. Any action requiring a vote of the Board may be taken without a meeting and without prior notice or vote, if all directors consent in writing to the contemplated action.

K.

Remote Communication. A Board meeting may be held, and directors may participate in any Board meeting (regardless of how it is held), by telephone, video conference, or similar means of remote communication permitted under the DGCL, and participation in a meeting by remote communication constitutes presence at the meeting in person and waiver of any deficiency of notice.

L.

Compensation of Directors. Directors that are not also officers or employees of the Corporation may receive compensation for their services as directors, including service on any Board committee, in the form and amount as determined by the Board from time to time.

1.	Directors that are Officers. Directors that are also officers or employees of the Corporation will not receive any separate compensation for services in their capacity as directors.

2.

Expense Reimbursement. The Corporation will reimburse directors for any reasonable out-of-pocket expenses related to attendance at each regular or special meeting of the Board or any Board committee, subject to the Corporation’s internal expense policies, including requirements as to reporting and documenting of those expenses.

M.

Conflicts of Interest. If any director has an actual or potential conflict of interest as against the Corporation, the director will disclose the conflict to the chairperson of the Board, the chairperson of the CNGC, and the General Counsel of the Corporation (the General Counsel) and address the conflict in accordance with the applicable code of ethics and legal requirements.

N.

Independence. A director qualifies as an independent director if the Board affirmatively determines that the director meets the independence rules and standards of the primary stock exchange on which the Corporation’s shares of common stock are traded.

O.

Fiduciary Duties. To the extent permitted under the laws of the State of Delaware, no director is personally liable to the Corporation or any of its stockholders for monetary damages for any breach of fiduciary duty by such director as a director.

ARTICLE IV. COMMITTEES OF THE BOARD OF DIRECTORS

A.

Designation of Committee. The Board may designate one or more committees of the Board and delegate to them duties, responsibilities, rights, powers, and authorities for and over any matter, subject to Section 141(c)(2) of the DGCL.

1.	Committee Composition. A Board committee will consist of one or more directors of the Corporation.

2.

Alternate Committee Members. The Board may designate one or more directors as alternate members of any committee, who may replace absent or disqualified directors at any meeting of that committee, subject to any limitations imposed by the Board.

3.

Meetings. The Chief Executive Officer, the chairperson of a Board committee, or a majority of the directors on the committee may call a meeting of the committee at any time, subject to the advance-notice requirements in this Section IV.A.3. Regular meetings of a Board committee may be held without notice at times and places (if any) that are determined from time to time by the Board or the committee. In all other circumstances, the Corporation will give written notice of a meeting at least three calendar days before the meeting date, if sent by United States mail or commercial delivery company, or at least 24 hours before the meeting date, if sent by electronic-mail or facsimile or delivered in person. A meeting may be held without notice if all directors entitled to vote at the meeting are present in person, or if notice is waived in writing by those not present either before or after the meeting. Any director who is present in person at a meeting is conclusively presumed to have waived notice of the meeting, except when the director attends for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened. Unless otherwise directed by the committee, each meeting of the committee will be held at a location determined jointly by the Chief Executive Officer and the chairperson of the committee, which may, but is not required to, be in the State of Delaware. A meeting may be held, and directors may participate in any meeting (regardless of how it is held), by telephone, video conference, or similar means of remote communication permitted under the DGCL, and participation in a meeting by remote communication constitutes presence at the meeting in person and waiver of any deficiency of notice.

4.

Quorum. The presence of directors constituting a majority of a full Board committee constitutes a quorum for the transaction of business by the committee. A majority of the members of the committee present at the time may adjourn the meeting from time to time whether or not a quorum is present. When a committee meeting is adjourned to another time or place (if any), notice need not be given of the adjourned meeting if the time and place (if any) and any means of remote communication by which directors may be present and participate in the adjourned meeting are announced at the meeting at which the adjournment is taken or are provided in any other manner permitted by the DGCL. Notwithstanding any contrary provision in these Bylaws, interested directors may be counted in determining the presence of a quorum at a committee meeting that authorizes any interested party contract or transaction.

5.

Voting and Action Without a Meeting. Each director who is a member of a Board committee is entitled to cast one vote as to each matter brought before the committee, and the act of a majority of the members present at any meeting at which there is a quorum will be the act of the committee, except as may be otherwise specifically provided by the DGCL, these Bylaws, or the Certificate of Incorporation. Any action requiring a vote of the committee may be taken without a meeting and without prior notice or vote, if all members consent in writing to the contemplated action.

6.	Reports. Each committee of the Board will report its activities to the Board on a regular basis.

7.

Removal and Revocation. At any time and for any reason, subject to applicable law, the Board may remove any member of a committee, revoke any duty, responsibility, right, power, or authority of a committee, or disband any committee.

8.

Committee Authority. To the extent provided in the charter of a committee or any resolution of the Board, subject to the DGCL, any committee of the Board has and may exercise all of the rights, powers, and authorities of the Board.

9.

Committee Rules of Procedure. Each committee of the Board may fix its own rules of procedure, subject to these Bylaws or any resolution of the Board, and will hold its meetings in accordance with those rules.

ARTICLE V. OFFICERS

A.

Officer Positions. The officers of the Corporation are the Chief Executive Officer, the Chief Financial Officer, the Corporate Treasurer, the Secretary, the General Counsel, and any other officers appointed according to this Article V.

B.

Additional Officer Positions. The Board may create other offices with titles, duties, responsibilities, rights, powers, and authorities that are provided in these Bylaws or by the Board from time to time.

C.	Appointment and Removal of Officers. The Board will appoint any and all officers of the Corporation, and only the Board may remove an officer from office.

D.

Delegation. The Board may delegate to a committee of the Board or to the director who is also the Chief Executive Officer the power and authority to create offices and to appoint and remove any officer of the Corporation under this Article V. Each act by a committee or the Chief Executive Officer under this Section V.D will constitute an act of the Board.

E.	Number of Offices. A person may hold any number of offices.

F.

Officer Responsibilities and Authorities. Each officer of the Corporation has and, as appropriate, will exercise the duties, responsibilities, rights, powers, and authorities as generally pertain to, or are reasonably incident to, the office held, subject to the direction of the Board or the Chief Executive Officer.

1.

Specific Officer Responsibilities and Authorities. In addition to the general duties, responsibilities, rights, powers, and authorities described in the introductory paragraph of this Section V.F, the following officers have the specific duties, responsibilities, rights, powers, and authorities indicated:

a.	The Chief Executive Officer is the principal executive officer of the Corporation, and subject to the direction of the Board, the Chief Executive Officer:

i.	Has full responsibility, power, and authority for, and must exercise direct charge of and general supervision over, the business and affairs of the Corporation;

ii.	Has any and all other rights, powers, and authorities and must perform any and all other duties and responsibilities, in each case, as may be specifically assigned from time to time by the Board; and

iii.	Is fully responsible for carrying into effect all resolutions and orders of the Board, and may delegate rights, powers, and authorities to other officers and employees of the Corporation.

b.

The Chief Financial Officer of the Corporation is the principal financial officer of the Corporation and has full responsibility, power, and authority for the financial records, books, and accounts of the Corporation.

c.

The Corporate Treasurer of the Corporation has custody of the Corporation’s funds and securities and has full responsibility, power, and authority for maintaining accounts in the name of the Corporation; for depositing funds to the Corporation’s credit; for disbursing funds on behalf of the Corporation; and for maintaining accurate accounts of receipts and disbursements in the Corporation’s books.

d.	The General Counsel has full responsibility, power, and authority for all legal affairs of the Corporation, subject to applicable rules of professional conduct for lawyers.

e.	The Secretary will, or will cause an Assistant Secretary to, attend all meetings of the stockholders and of the Board and its committees and record all votes and the minutes of all meetings.

i.	The Secretary will, or will cause an Assistant Secretary to, give notice of all meetings of the stockholders and of the Board and its committees.

ii.	The Secretary will perform such other duties and responsibilities as may be assigned from time to time by the Board or the Chief Executive Officer.

2.

Reservation of Authorities. Any right, power, or authority not specifically reserved to the Board, a committee of the Board, or the stockholders under these Bylaws, the Certificate of Incorporation, the DGCL, or a resolution of the Board is within the rights, powers, and authorities of each of the Chief Executive Officer and any other applicable officers of the Corporation.

G.

Conflicts of Interest. If any officer of the Corporation has an actual or potential conflict of interest as against the Corporation, the officer will disclose and address the conflict in accordance with the applicable code of ethics and legal requirements.

ARTICLE VI. NOTICE BY ELECTRONIC TRANSMISSION

A.

Notice by Electronic Transmission. Without limiting the manner by which notice otherwise may be given effectively to stockholders pursuant to the DGCL, the Certificate of Incorporation, or these Bylaws, any notice to stockholders given by the Corporation under any provision of the DGCL, the Certificate of Incorporation, or these Bylaws will be effective if given by a form of electronic transmission consented to by the stockholder to whom the notice is given. Any such consent will be revocable by the stockholder by written notice to the Corporation. Any such consent will be deemed revoked if:

1.	the Corporation is unable to deliver by electronic transmission two consecutive notices given by the Corporation in accordance with such consent; and

2.	such inability becomes known to the Secretary or an Assistant Secretary or to the transfer agent, or other person responsible for the giving of notice.

However, the inadvertent failure to treat such inability as a revocation will not invalidate any meeting or other action.

Any notice given pursuant to the preceding paragraphs will be deemed given:

a.	if by facsimile telecommunication, when directed to a number at which the stockholder has consented to receive notice;

b.	if by electronic mail, when directed to an electronic mail address at which the stockholder has consented to receive notice;

c.	if by a posting on an electronic network together with separate notice to the stockholder of such specific posting, upon the later of (i) such posting and (ii) the giving of such separate notice; and

d.	if by any other form of electronic transmission, when directed to the stockholder.

An affidavit of the Secretary or an Assistant Secretary or of the transfer agent or other agent of the Corporation that the notice has been given by a form of electronic transmission will, in the absence of fraud, be prima facie evidence of the facts stated therein.

B.

Definition of Electronic Transmission. An “electronic transmission” means any form of communication, not directly involving the physical transmission of paper, that creates a record that may be retained, retrieved, and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process.

C.	Inapplicability. Notice by a form of electronic transmission will not apply to Sections 164, 296, 311, 312 or 324 of the DGCL.

D.	Other Matters. In Articles III, IV, and V of these Bylaws, the use of the term “written” or a “writing” includes “electronic” or an “electronic transmission” respectively.

ARTICLE VII. EXCLUSIVE FORUM

The Court of Chancery of the State of Delaware is the sole and exclusive forum for:

A.	Derivative Actions. Any derivative action or proceeding brought on behalf of the Corporation.

B.	Fiduciary Duty Claims. Any action asserting a claim of breach of fiduciary duty to the Corporation or its stockholders owed by any director, officer, or other employee of the Corporation.

C.	Claims Under Delaware Law and Organizational Documents. Any action asserting a claim arising under the DGCL, the Certificate of Incorporation, or these Bylaws.

D.	Internal Affairs Doctrine. Any other action asserting a claim governed by the internal affairs doctrine.

ARTICLE VIII. AMENDMENTS

A.	Amendments by the Board. The Board may change or repeal these Bylaws, or adopt additional bylaws.

B.

Amendments by Common Stockholders. Subject to Article II of these Bylaws, holders of at least a majority of the outstanding common stock of the Corporation may vote to change or repeal these Bylaws, or adopt additional bylaws, at any annual or special meeting of the common stockholders, in accordance with the DGCL.